As filed with the Securities and Exchange Commission on April 1, 1998
                                                  Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                     --------------------------------------
                              SPECTRIAN CORPORATION
             (Exact name of Registrant as specified in its charter)
                     --------------------------------------

        Delaware                                         77-0023003
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                               350 West Java Drive
                           Sunnyvale, California 94089
   (Address, including zip code, of Registrant's principal executive offices)

                          -----------------------------

                       1998 NONSTATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                          -----------------------------

                                 BRUCE R. WRIGHT
              Executive Vice President, Finance and Administration
                      Chief Financial Officer and Secretary
                              SPECTRIAN CORPORATION
                               350 West Java Drive
                           Sunnyvale, California 94089
                                 (408) 745-5400
(Name, address, and telephone number, including area code, of agent for service)

                          -----------------------------

                                   Copies to:
                             CHRIS F. FENNELL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                          -----------------------------

                                                   CALCULATION OF REGISTRATION FEE
====================================  ========================= ====================  ===================  ====================
                                                                      Proposed             Proposed
                                                                      Maximum               Maximum             Amount of
         Title of Each Class of             Amount to be           Offering Price          Aggregate           Registration
       Securities to be Registered           Registered            Per Share (1)      Offering Price (1)           Fee
------------------------------------  ------------------------- -------------------   -------------------  --------------------
Common Stock, $0.001 par value(2)...       400,000 shares             $17.25             $6,900,000.00           $2,035.50

====================================  ========================= ====================  ===================  ====================

(1)  Calculated in accordance  with Rule 457(c)  solely for the purpose of computing the amount of the  registration  fee based upon the average of the high and low prices for the Common  Stock as reported on the Nasdaq  National  Market on March 30,
     1998.

(2)  Includes  Preferred  Share Purchase  Rights which,  prior to the occurrence of certain  events,  will not be exersiable or evidenced separately from the Common Stock.

===============================================================================================================================

         The contents of the Registrant's Form S-8 Registration Statement Nos. 33-83832, 333-1046, 333-06385, 333-25435 and 333-38561, as filed with the
Commission on September 8, 1994, February 5, 1996, June 20, 1996, April 18, 1997 and October 23, 1997, respectively, and the Registrant's Post-Effective Amendment No. 1 to Form S-8 Registration Statement Nos. 33-83832, 333-1046, 333-06385, 333-25435 and 333-38561 as filed with the Commission on October 21, 1997 are incorporated herein by reference.


Item 8.    Exhibits.

           Exhibit
           Number             Document


           4.1 1998 Nonstatutory Stock Option Plan and form of agreement thereunder.

           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

           23.1               Consent of Independent Auditors.

           23.2               Consent of Counsel (contained in Exhibit 5.1).

           24.1               Power of Attorney (see page II-3).

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant, Spectrian Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 1st day of April, 1998.


                       SPECTRIAN CORPORATION



                         By:       /s/ Bruce R. Wright
                                   ---------------------------------------------
                                   Bruce R. Wright
                                   Executive Vice President, Finance and
                                   Administration, Chief Financial Officer and
                                   Secretary (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

             KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Garrett
A. Garrettson and Bruce R. Wright, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                    Title                             Date
-------------------------   -----------------------------------   --------------
/s/ Garrett A. Garrettson   President, Chief Executive Officer    April 1, 1998
-------------------------   and Director (Principal Executive
(Garrett A. Garrettson)     Officer)

  /s/ Bruce R. Wright       Executive Vice President, Finance     April 1, 1998
-------------------------   and Administration, Chief Financial
 (Bruce R. Wright)          Officer and Secretary (Principal
                            Financial and Accounting Officer)

  /s/ James A. Cole         Director                              April 1, 1998
-------------------------
(James A. Cole)

  /s/ Martin Cooper         Director                              April 1, 1998
-------------------------
(Martin Cooper)

  /s/ Charles Kissner       Director                              April 1, 1998
-------------------------
(Charles Kissner)

 /s/ Robert C. Wilson       Director                              April 1, 1998
-------------------------
(Robert C. Wilson)

  /s/ Eric A. Young         Director                              April 1, 1998
-------------------------
(Eric A. Young)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                              Spectrian Corporation

                                 April 1, 1998

                                INDEX TO EXHIBITS



Exhibit
Number               Exhibit
-------              -------

 4.1     1998 Nonstatutory Stock Option Plan and form of agreement thereunder

 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

 23.1    Consent of Independent Auditors

 23.2    Consent of Counsel (included in Exhibit 5.1)

 24.1    Power of Attorney (see page II-3)